UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

LIGHTBRIDGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-34487	91-1975651
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11710 Plaza America Drive, Suite 2000
Reston, VA 20190
(Address of principal executive offices, including zip code)

(571) 730-1200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.001 par value	LTBR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On December 3, 2021, Lightbridge Corporation (the “Company”) entered into a series of Exchange Agreements (the “Exchange Agreements”) with holders (the “Holders”) of the Company’s Series B convertible preferred stock (the “Series B Shares”).

Pursuant to the Exchange Agreements, the Holders agreed to exchange all outstanding Series B Shares held by the Holders for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exchange rate equal to the sum of the liquidation preference of the Series B Shares and the accrued and unpaid dividends thereon, or approximately $5.2 million, divided by the greater of (i) $10.00, or (ii) 85% of the most recent closing price for the Common Stock on the Nasdaq Capital Market before the date of closing (the “Exchange”). The Company agreed to issue an aggregate of 522,244 shares of Common Stock to the Holders in exchange for all 2,666,667 issued and outstanding Series B Shares, at a stock price of $10.00 per share of Common Stock.

The Exchange was effected without registration under the Securities Act of 1933, as amended, pursuant to the exemption from registration set forth in Section 3(a)(9) of the Securities Act.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTBRIDGE CORPORATION

Dated: December 9, 2021	By:	/s/ Seth Grae
	Name:	Seth Grae
	Title:	President and Chief Executive Officer

3